================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 3, 2002

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                     1-9210               95-4035997
   (State or other jurisdiction        (Commission         (I.R.S. Employer
         of incorporation)             File Number)       Identification No.)


                10889 WILSHIRE BOULEVARD
                LOS ANGELES, CALIFORNIA                         90024
        (Address of principal executive offices)              (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


================================================================================

Item 9.  Regulation FD Disclosure
------   ------------------------

        Speech by Dr. Ray R. Irani, Chairman and Chief Executive Officer
        ----------------------------------------------------------------
                                   May 3, 2002
                                   -----------

     The following is the text of the speech made by Dr. Ray R. Irani, Chairman and Chief Executive Officer of Occidental Petroleum Corporation, at the Occidental Petroleum Corporation 2002 Annual Meeting of Stockholders on May 3, 2002, in Los Angeles, California.

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                        OCCIDENTAL PETROLEUM CORPORATION


                                Dr. Ray R. Irani
                       Chairman & Chief Executive Officer


                           Annual Shareholders Meeting


                                                                     Los Angeles
                                                                     May 3, 2002


--------------------------------------------------------------------------------


     Good morning. Five years ago we began a sweeping restructuring program aimed at significantly enhancing Occidental's financial performance and establishing a strong platform for future growth and profitability.

     The results have been dramatic.

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                         2000 - 2001 RECURRING EARNINGS

                   The Two Best Years in Occidental's History

                       2000                            2001
                       ----                            ----
               o   $1.326 Billion              o   $1.328 Billion
               o   $3.60 per share             o   $3.57 per share


--------------------------------------------------------------------------------


     2000 and 2001 were the two best years in Occidental's history, with recurring earnings in excess of 1.3 billion dollars for both years. Earnings for 2001 were just three cents per share less than our record earnings in 2000.

     Last year was notable not only in terms of financial performance, but also in establishing a strong, durable foundation for long term growth and profitability.

     A key part of our strong financial performance is a clear, concise strategy to grow our oil and gas business.

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                            OVERALL BUSINESS STRATEGY

                                   OIL AND GAS
     o Focus on large, "legacy" oil and gas assets in U.S., Middle East and Latin America
          -    Purchased $7.2 billion in assets

                                    CHEMICALS
     o    Harvest cash
          -    Generated $185 million in free cash flow in 2001

                                  BALANCE SHEET
     o    Maintain strong balance sheet
          -    Established strongest balance sheet in 20 years


--------------------------------------------------------------------------------


     First, we focused on building a strong base around large, "legacy" oil and gas assets in the United States, the Middle East and Latin America. We invested approximately $7.2 billion to purchase oil and gas assets in Elk Hills and Long Beach in California and in the Permian Basin in Texas. We divested non-core and under-performing gas pipeline, oil and gas and chemical assets. The result is a much stronger, more durable asset base with greater earnings power and improved cash flow.

     Second, the role of our chemical business is to generate cash. Our chemical business has always generated positive cash flow - even under the most difficult market conditions. In 2001, the basic chemicals industry experienced its worst year in two decades and our chemical business still generated $185 million in free cash flow.

     The third element of our strategy is to maintain a strong balance sheet - and we've succeeded in establishing the strongest balance sheet in more than 20 years.

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                                   TOTAL DEBT

                                   $ Millions


       [the following is a tabular representation of graphical materials]

                                                                Pro-Forma
                        12/31/97     12/31/98     12/31/99     Post Altura     12/31/00     12/31/01
                        --------     --------     --------     -----------     --------     --------
Oxy Public Debt            4,965        5,402        4,401           8,166        5,444        4,119
Recourse Debt              1,361          776        1,047           1,009          912          771
                        --------     --------     --------     -----------     --------     --------
Total                      6,326        6,178        5,448           9,175        6,356        4,890


--------------------------------------------------------------------------------


     At the end of 1997, our total debt was $6.3 billion. Since then, we absorbed $7.2 billion in acquisition costs, continued to fund our capital program at an appropriate level, paid an annual dividend of one dollar per share
- and still managed to reduce our total debt by 23-percent.

     Our debt of $4.9 billion at the end of last year was $1.4 billion below the year-end total in 1997. Our year-end 2001 debt-to-capitalization ratio of 46-percent was the lowest in nearly twenty years.

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                                INTEREST EXPENSE

                                   $ Millions

                          2000       2001       2002E
                          ----       ----       -----
                          $554       $423        $345

                       Estimated Savings = $0.36 Per Share


--------------------------------------------------------------------------------


     Interest expense and preferred dividends declined from $554 million in 2000 to $423 million last year. We expect that number to fall to $345 million this year. That's a savings of $209 million compared to 2000 and equates to an annual improvement of 36-cents a share.

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                              SHAREHOLDERS' EQUITY

                                   $ Billions


       [the following is a tabular representation of graphical materials]

                                       Shareholders'
                            Year          Equity
                            ----       -------------
                            1997           $3.1
                            1998           $3.1
                            1999           $3.5
                            2000           $4.8
                            2001           $5.6


--------------------------------------------------------------------------------


     Since 1997, we've increased shareholders' equity by $2.5 billion - or 81 percent. In 2001, shareholder's equity grew by $860 million - or 18 percent. The increase in shareholders' equity, together with improved total returns to shareholders and strong earnings, is being driven by the strong performance of our oil and gas business.

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                               SAFETY PERFORMANCE

                             ILLNESS & INJURY RATES
                              Industry Comparisons


       [the following is a tabular representation of graphical materials]

                                            Illness & Injury
                                                  Rate
                                            ----------------
                     Occidental                     .69
                     Oil & Gas                     3.5
                     Chemical                      4.4
                     All Industries                6.3
                     Construction                  8.6
                     Iron & Steel                 20.1


--------------------------------------------------------------------------------


     Before reviewing our oil and gas results, I'd like to say a few words about our safety performance. Our financial performance goes hand-in-hand with our exemplary performance in making sure we have a safe work environment.

     A common safety performance benchmark for industries and businesses worldwide is the injury and illness rate. The "Rate" is based on the number of injuries sustained by 100 workers per year. Occidental's "Rate" of .69 means that on a statistical basis, we had less than one injury per hundred workers per year. We not only outperformed the chemical and oil and gas industries, but all industries.

     We've lowered our "Rate" for the sixth consecutive year to the point where Occidental today is one of the safest companies in the world.

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                         OIL AND GAS RECURRING EARNINGS

                                    $ Million


       [the following is a tabular representation of graphical materials]

                         Year                  Earnings
                         ----                  --------
                         1999                       841
                         2000                     2,404
                         2001                     2,439


--------------------------------------------------------------------------------


     In 2001, oil and gas earnings before special items were the highest in Occidental's history - slightly above the record performance of 2000. These achievements were the result of a sound oil and gas business strategy which enabled Occidental to benefit from higher oil and gas prices.

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                               OIL & GAS STRATEGY

     o    Three-part strategy - no single part dominates

          -    Exploration

               o    Concentrating on opportunities in core areas

          -    Enhanced recovery

               o    Seek EOR projects with superior returns

          -    Acquisitions

               o Acquire assets with upside potential at attractive prices & divest assets with limited earnings potential


--------------------------------------------------------------------------------


     That strategy has three parts - each of which plays an important role.

     o We focus on adding commercial reserves in and around our core areas through the drill bit.

     o We pursue opportunities with host governments in our core areas to enhance the development of mature fields with large volumes of remaining oil in place.

     o Finally, we maintain a disciplined approach in buying assets whose performance can be improved by the application of new technology and practices - and selling non-strategic and under performing assets.

     The successful implementation of this strategy is reflected in the replacement of our production with low cost oil and gas reserves.

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                             PRODUCTION REPLACEMENT

                                      2001
                               Excludes Purchases
                                  (Percentage)


       [the following is a tabular representation of graphical materials]

                         Company
                         Trading            Production
                         Symbol             Replacement
                         -------            -----------
                           KMG                  291
                           BP                   191
                           APC                  173
                           UCL                  167
                           APA                  144
                           OXY                  138
                           COC                  113
                           CVX                  112
                           P                    111
                           BR                   103
                           XOM                   98
                           AHC                   80
                           DVN                   56
                           MRO                   32


--------------------------------------------------------------------------------


     Last year, excluding purchases, we replaced 138 percent of our worldwide production of 174 million barrels of oil equivalent. As you can see, our replacement rate put us in the top half of the industry.

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                             PRODUCTION REPLACEMENT

                           1999-2001 Weighted Average
                               Excludes Purchases
                                  (Percentage)


       [the following is a tabular representation of graphical materials]

                         Company
                         Trading            Production
                         Symbol             Replacement
                         -------            -----------
                           APC                  199
                           KMG                  190
                           BP                   160
                           APA                  127
                           OXY                  115
                           P                    109
                           UCL                  109
                           BR                   108
                           CVX                  106
                           XOM                  105
                           DVN                  97
                           COC                  94
                           AHC                  79
                           MRO                  (4)

--------------------------------------------------------------------------------


     Our three-year weighted average replacement ratio from 1999 through 2001 was 115 percent. Only four companies had higher replacement rates.

     Replacing reserves is essential to the long term viability of companies in the oil and gas industry.

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                          FINDING & DEVELOPMENT COSTS*

                                   2001 Annual
                               Excludes Purchases
                                     ($/BOE)


       [the following is a tabular representation of graphical materials]

                         Company             Finding &
                         Trading            Development
                         Symbol                Costs
                         -------            -----------
                           BP                   3.73
                           OXY                  4.54
                           UCL                  4.90
                           XOM                  4.94
                           KMG                  5.21
                           P                    5.39
                           CVX                  5.53
                           COC                  6.62
                           BR                   7.04
                           APA                  7.15
                           APC                  8.26
                           AHC                 11.74
                           DVN                 17.55
                           MRO                 18.63

* CVX adjusted for Texaco purchase


--------------------------------------------------------------------------------


     Even more important is keeping our replacement costs low. Low finding and development costs for oil and gas are a strong indicator of future performance because lower costs contribute to higher profitability. Our 2001 replacement costs, excluding purchases, were the second lowest in the industry.

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                          FINDING & DEVELOPMENT COSTS*

                                1999-2001 Average
                               Excludes Purchases
                                     ($/BOE)


       [the following is a tabular representation of graphical materials]

                         Company             Finding &
                         Trading            Development
                         Symbol                Costs
                         -------            -----------
                           BP                   3.39
                           OXY                  3.84
                           XOM                  4.12
                           KMG                  4.80
                           P                    4.83
                           CVX                  4.84
                           BR                   5.42
                           UCL                  6.68
                           APA                  6.69
                           APC                  6.79
                           COC                  7.03
                           DVN                  8.04
                           AHC                  9.50

* CVX adjusted for Texaco purchase.


--------------------------------------------------------------------------------


     Anyone can have one good year. That's why it's important to measure performance over a multi-year period to determine the real underlying strengths of a business. As you can see, Occidental also had the second lowest average replacement costs for the 1999 through 2001 period.

     While we succeeded in keeping our costs down, we also dramatically increased reserves.

--------------------------------------------------------------------------------


                                 PROVEN RESERVES

                                   Million BOE


       [the following is a tabular representation of graphical materials]

                         1997       1998       1999       2000       2001
                        ------     ------     ------     ------     ------
US                         470        761        765      1,695      1,698
International              840        663        587        476        543
                        ------     ------     ------     ------     ------
Total                    1,310      1,424      1,352      2,171      2,241


--------------------------------------------------------------------------------


     From 1997 through 2001, our proven reserves grew by over 70 percent. At the end of 2001, we had proven reserves of 2.24 billion barrels of oil equivalent.

     Historically, our international reserves dominated our portfolio, but the restructuring has dramatically changed that picture - particularly with the acquisition of Elk Hills in 1998 and Altura in 2000.

     Domestic reserves, shown in red, accounted for 76 percent of our worldwide reserves at the end of last year compared to 36 percent at the end of 1997. This shift lowers our risk profile and provides a large, stable base to support future growth opportunities.

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                                 PROVEN RESERVES

                                   Million BOE


       [the following is a tabular representation of graphical materials]

                                                Proven
                         Country               Reserves
                         -------               --------
                         US                      1,698
                         Qatar                     200
                         Ecuador                    85
                         Yemen                      63
                         Colombia                   58
                         Oman                       57
                         Russia                     52
                         Pakistan                   27


--------------------------------------------------------------------------------


     The breakdown of our proven reserves by country clearly illustrates the dominance of our U.S. assets. Qatar is our largest international operation, but it accounts for only 9 percent of our proven reserves. Ecuador is next with about 4 percent.

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                              OIL & GAS PRODUCTION

                                Thousand BOE/Day


       [the following is a tabular representation of graphical materials]

                         1997       1998       1999       2000       2001
                        ------     ------     ------     ------     ------
US                         156        183        183        282        315
International              239        255        242        179        161
                        ------     ------     ------     ------     ------
Total                      395        438        425        461        476


--------------------------------------------------------------------------------


     Since 1997, we've increased our total worldwide production by an average of 5 percent per year. In 2001, production averaged 476,000 barrels of oil equivalent per day.

     Domestic production, shown in red, made up 66 percent of the total in 2001
- compared to 40 percent in 1997.

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                               2001 PROFITABILITY*

                                      $/BOE


       [the following is a tabular representation of graphical materials]

                         Company
                         Trading
                         Symbol           Profitability
                         -------          -------------
                           OXY                10.13
                           APC                 7.61
                           BP                  7.22
                           APA                 7.14
                           DVN                 6.33
                           XOM                 6.15
                           COC                 6.03
                           KMG                 5.82
                           BR                  5.80
                           MRO                 5.67
                           AHC                 5.59
                           CVX                 5.17
                           UCL                 4.76
                           P                   4.71

* Exploration and production income (SEC 10-K filings] after taxes and before interest expense.


--------------------------------------------------------------------------------


     A driving force behind our restructuring was our goal of improving our financial performance versus the competition. There are a variety of ways to measure our success in achieving that goal.

     I've already shown you how we've succeeded in replacing our production at competitive costs, but the key is achieving strong profitability on a unit-of-production basis. Last year, we were the industry leader in profitability per barrel for the third consecutive year.

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                          AVERAGE ANNUAL PROFITABILITY*

                                    1999-2001
                                      $/BOE


       [the following is a tabular representation of graphical materials]

                         Company
                         Trading
                         Symbol           Profitability
                         -------          -------------
                           OXY                 9.07
                           APC                 7.56
                           APA                 7.10
                           BP                  6.68
                           KMG                 6.06
                           DVN                 5.79
                           COC                 5.64
                           XOM                 5.51
                           CVX                 5.23
                           AHC                 5.04
                           P                   4.88
                           UCL                 4.29
                           BR                  3.91
                           MRO                 3.74

* Exploration and production income (SEC 10-K filings] after taxes and before interest expense.


--------------------------------------------------------------------------------


     As I said earlier, anyone can have one good year. The key is to sustain that performance over time. As you can see, Occidental was number one in average annual profitability for the three year period from 1999 through 2001. I might add that we were also the top performer in 1999 and 2000.

     While profitability speaks to the quality of the barrels and the efficiency of the operations, the underlying financial strength and resiliency of the company is reflected in our cash flow per barrel.

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                              2001 FREE CASH FLOW*

                                      $/BOE


       [the following is a tabular representation of graphical materials]

                            Company             Free
                            Trading             Cash
                            Symbol              Flow
                            -------             ----
                              OXY               9.27
                              MRO               6.03
                              BP                5.55
                              COC               5.39
                              XOM               5.20
                              BR                5.05
                              AHC               4.34
                              UCL               4.34
                              CVX               3.32
                              APA               3.20
                              P                 2.91
                              DVN               2.65
                              APC              (1.16)
                              KMG              (1.86)

* Exploration and production income (SEC filings) after taxes & before interest expense, plus DD&A, plus exploration expense, minus capital - divided by BOE sales


--------------------------------------------------------------------------------


     Our free cash flow per barrel, which is net of capital expenditures, shows a high correlation with our profitability. In 2001, Occidental ranked first in cash flow per barrel. Much of the cash we generated was used to reduce debt and strengthen our balance sheet.

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                         AVERAGE ANNUAL FREE CASH FLOW*

                                    1999-2001
                                      $/BOE


       [the following is a tabular representation of graphical materials]

                            Company             Free
                            Trading             Cash
                            Symbol              Flow
                            -------             ----
                              OXY               9.37
                              BP                5.93
                              AHC               5.24
                              XOM               5.15
                              MRO               5.00
                              COC               4.86
                              APA               4.78
                              BR                4.46
                              CVX               4.28
                              P                 4.05
                              UCL               4.00
                              KMG               3.96
                              DVN               3.51
                              APC              (0.78)

* Exploration and production income (SEC filings) after taxes & before interest expense, plus DD&A, plus exploration expense, minus capital - divided by BOE sales


--------------------------------------------------------------------------------


     Because capital spending can vary significantly from year-to-year, a better measure of free cash flow is to determine the average over a multi-year period. From 1999 through 2001, Occidental's average annual free cash flow per barrel of $9.37 led the industry.

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                           DEBT, RESERVES & PRODUCTION

                                                    1997         2001
                                                   ------       ------

          Total Debt ($ Millions)                  $6,326       $4,890
          Production (Thousand BOE/Day)               395          476
          Proven Reserves (Million BOE)             1,310        2,241
          Reserves/Production Ratio (Years)           9.1         12.9


--------------------------------------------------------------------------------


     This table illustrates that while our debt was coming down by over $1.4 billion between year-end 1997 and 2001, our production increased by 81,000 barrels per day - or 21 percent. At the same time, our proven reserves grew by more than 900 million barrels - or 71 percent. And we also increased our reserves life by about four years.

     The growth in reserves and production began with the 1998 acquisition of Elk Hills, and with the purchase of Altura and THUMS in 2000.

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                                    ELK HILLS


                               [map of Elk Hills]


--------------------------------------------------------------------------------


     Acquiring Elk Hills made us the largest producer of natural gas and third largest oil producer in California. This strategic acquisition enabled us to capture the benefits of one of the strongest natural gas markets in recent history.

     Through the first quarter this year, Elk Hills had generated cash of $2.5 billion after accounting for capital expenditures. This means we've already recovered 71 percent of the $3.5 billion purchase price for an asset that will remain productive for another 30 years.

     When we purchased Elk Hills, we added proven reserves of 425 million BOE. Through the end of last year, we had produced a total of 132 million BOE and still had 437 million BOE of proven reserves on our books.

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                          ELK HILLS PRODUCTION FORECAST

       [the following is a tabular representation of graphical materials]

                 1998       1999       2000       2001       2002       2003       2004       2005
                ------     ------     ------     ------     ------     ------     ------     ------
Oil                 50         48         47         50         50         55         54         55
Gas                 31         49         50         50         43         26         22         20
                ------     ------     ------     ------     ------     ------     ------     ------
Total               81         97         97        100         93         81         76         75


--------------------------------------------------------------------------------


     Since taking over the Elk Hills operation in 1998, we've stabilized liquids production, shown in green, that had been in a steep decline. Our success in developing sophisticated reservoir models through good geo-technical work is allowing us to tap additional reserves to gradually ramp up production.

     At the same time, our production of the Elk Hills gas cap, shown in green, that overlays the oil deposits has been very successful. We added both pipeline and compressor capacity to accelerate production to take full advantage of California's robust gas markets over a period of 18 months.

     It's worth emphasizing that the upward trend in liquids production clearly demonstrates that production of the gas cap has added tremendous value without adversely impacting liquids production, as some had predicted.

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                                   OXY PERMIAN


                              [map of Oxy Permian]


--------------------------------------------------------------------------------


     In April 2000, we completed the $3.6 billion acquisition of Altura Energy which made us the largest oil producer and second largest natural gas producer in Texas. Through the first quarter this year, we recovered approximately $1.3 billion - or 36 percent of the purchase price - in just two years.

     At the closing of the acquisition, our total proven reserves in the Permian were approximately 940 million BOE. By the end of 2001, we had produced approximately 100 million BOE - and we still had 955 million BOE of proven reserves remaining in the Permian.

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                           PERMIAN PRODUCTION FORECAST

                                Thousand BOE/Day


       [the following is a tabular representation of graphical materials]

 1997       1998       1999       2000*      2001       2002       2003       2004       2005
------     ------     ------     ------     ------     ------     ------     ------     ------
   188        174        167        163        161        163        167        172        175

*  Altura Purchase Closes in April


--------------------------------------------------------------------------------


     Since taking over the operation, we've succeeded in stabilizing production that had been declining sharply under the previous owners. Of even greater significance, production began to rise this year due to a combination of sound technical work and a cost effective capital program.

     This improvement will become more pronounced in the 2003 - 2005 period as our new carbon dioxide flooding projects and our aggressive infill drilling program move forward. The CO2 flooding process involves injecting CO2 under pressure into oil producing formations to enhance recovery of the remaining oil in place. The CO2 acts as a highly efficient solvent that mixes with the oil, causing it to flow more freely so that it can be pumped to the surface. This process increases recovery rates and prolongs the producing life of mature fields.

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                               THUMS - LONG BEACH


                                [photo of THUMS]


--------------------------------------------------------------------------------


     The results at Elk Hills and Permian have been excellent, but not as good as the results from the much smaller THUMS acquisition in Long Beach. We recovered the entire $110 million purchase price for THUMS in fourteen months.

     When we acquired THUMS in April 2000, we booked 94 million BOE of reserves. By year-end 2001, our cumulative net production from THUMS was nearly 16 million barrels - and we still had 99 million barrels of proven reserves on our books. This is an example of our success in replacing our production.

     Other core assets, like Hugoton, also continue to turn in strong performances.

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                                     HUGOTON

o   Largest gas field in North
    America

o   Generates strong earnings                     [map of Hugoton]
    and steady cash flow

o   Continuing to apply new
    technologies to increase
    recovery rates


--------------------------------------------------------------------------------


     Hugoton is the largest gas field in North America that stretches from Kansas into Oklahoma and Texas. As one of the field's largest producers, Occidental continues to generate strong earnings and steady cash flow from this world class asset by applying new technology to increase recovery rates. Last year, Hugoton accounted for approximately one-third of our worldwide gas reserves and one-quarter of our total gas production.

     Our strong positions in Hugoton, California and Texas provide a solid base to support future growth initiatives.

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                           MIDDLE EAST - OXY INTERESTS


                              [map of Middle East]


--------------------------------------------------------------------------------


     While we expect modest growth in the U.S. over the next five years, higher growth will come from building on our strong position in the Middle East.

     Oman, Qatar and Yemen, highlighted in yellow, account for total net oil production of about 90,000 barrels per day. This represents about 25-percent of our worldwide oil production. These three countries hold approximately 17-percent of our worldwide oil reserves.

     Currently, we're pursuing new business opportunities in the United Arab Emirates and a possible return to Libya - both highlighted in green.

     Our newest venture in the region is in Saudi Arabia which is highlighted in light blue. We were one of eight companies chosen to participate in the Kingdom's Natural Gas Initiative.

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                          SAUDI ARABIA - CORE VENTURE 2

o   Development of Midyan
    and Barqan gas fields
    -   Pipelines & processing
        plants

o   Downstream projects                        [map of Saudi Arabia]
    -   Water desalination
    -   Power generation

o   Exploration in Blocks 40-
    49
    -   Exploration success tied
        to other investment
        options


--------------------------------------------------------------------------------


     In Saudi Arabia, we have a 20-percent interest in the Core Venture 2 consortium in which ExxonMobil is the lead partner. Intensive negotiations are continuing between the Saudi Government and the consortium members.

     Once the final deal is signed, this project is expected to become operational in 2006. Meanwhile, we're working hard to optimize the value from our strong position in Oman, Qatar and Yemen.

--------------------------------------------------------------------------------


                                      OMAN


                                  [map of Oman]


--------------------------------------------------------------------------------


     Our business in Oman centers on the 300-million barrel Safah field in Block 9, shown in yellow. Since the 1983 Safah discovery, our technical staff has continued adding new recoverable reserves with a series of smaller discoveries in the Block. Occidental's net production is currently averaging about 13,000 barrels per day.

     In June 1998, we signed a contract for a 100-percent working interest to explore Block 27, shown in light blue. Exploratory activities are currently underway. Seismic studies have identified potential oil and natural gas prospects.

--------------------------------------------------------------------------------


                                      QATAR

o   ISND contract awarded in
    1994
    -   Reversed production
        drop from below 20,000
        barrels/day to 138,000
        barrels

o   ISND success leads to                           [map of Qatar]
    new opportunities

o  South Dome contract
   awarded in 1998
   -   South Dome being
       developed as North
       Dome satellite

o   Combined net production
    is 42,000 barrels/day


--------------------------------------------------------------------------------


     In Qatar, we successfully reversed 25 years of declining production in the North Dome field by applying new technologies. Since taking over the operation in 1994, we increased gross production from 20,000 barrels per day to a peak of 138,000 barrels.

     Our success at North Dome helped establish Occidental as a leader in maximizing recovery from mature fields and opened the door to new investment opportunities in Qatar and other parts of the Middle East.

     In 1998, the Qatari government awarded Occidental a production sharing contract to develop the South Dome field, located 15 miles from North Dome. Occidental is developing South Dome as a satellite field to the North Dome to optimize the capital efficiency of the two projects.

     Occidental's net production in Qatar is currently averaging about 40,000 barrels per day.

--------------------------------------------------------------------------------


                                      QATAR

o   Implementing innovative
    ISND waterflood
    -   Projected recovery of
        additional 110 million gross
        barrels

o   Oxy net is 42 million

o   Moving forward with ISND                         [map of Qatar]
    Phase 2

o   Potential recovery of
    additional 145 million gross
    barrels

o   Oxy net is 75 million

o   Evaluating exploration
    opportunities
    -   Submitted bid on Block 10


--------------------------------------------------------------------------------


     We're implementing an innovative waterflood program at North Dome that will recover an additional 110 million gross barrels of the remaining oil in place. Our share is 42 million barrels.

     We also reached agreement on all technical issues with the Government for Phase 2 of the North Dome project and are awaiting final approval. This new phase has the potential of recovering an additional 145 million barrels, including approximately 75 million barrels net to Occidental.

     In addition, we're awaiting word on our exploration bid for Block 10, located next to the billion-barrel Al Shaheen Field.

--------------------------------------------------------------------------------


                                      YEMEN


                                 [map of Yemen]


--------------------------------------------------------------------------------


     In Yemen, we have an interest in the billion-barrel Masila field which was one of the world's largest oil discoveries in the 1990s. Today, Masila's gross production of 230,000 barrels of oil per day accounts for more than half of Yemen's total production. Occidental also holds an interest in the East Shabwa field where gross production is currently averaging 27,000 barrels of oil per day. Our net share from both fields is approximately 36,000 barrels per day.

     In addition to Masila and East Shabwa, we have interests in seven exploration blocks shown in blue.

--------------------------------------------------------------------------------


                           ABU DHABI - DOLPHIN PROJECT

                                                        o   25-year project
                                                            between UAE & Qatar
                                                        o   Deliver 2 Bcf/day of
                                                            gas from Qatar's
                                                            North Field to UAE
            [map of Dolphin project]                    o   Construct 260-mile
                                                            pipeline


                                                            Short-Listed
                                                              Companies

                                                        *   Occidental
                                                        *   British Petroleum
                                                        *   ExxonMobil
                                                        *   Royal Dutch/Shell
                                                        *   Conoco


--------------------------------------------------------------------------------


     Now I'd like to mention several new prospects we're pursuing. Last March, the governments of the UAE and Qatar signed a 25-year agreement to deliver 2 billion cubic feet per day of natural gas from Qatar's North Field to markets in the UAE. The agreement created the Dolphin Project which involves the development of proven gas reserves in the North Field and construction of a 260 mile pipeline from Qatar to the UAE.

     We're pleased to be one of five companies selected to compete for a 24.5 percent share of this $3.5 billion project. We submitted our bid on April 6 and expect to be notified of the results shortly. If we're successful, it will add 180 million cubic feet per day of natural gas to our base production - which equates to 30,000 barrels of oil equivalent. We also will be able to book approximately 900 billion cubic feet of proven reserves - or 150 million equivalent barrels.

     This project is low risk because it's built on proven reserves and a long term purchase agreement. For Oxy, the project would provide a long term and stable source of income and cash that will reduce volatility through the business cycle.

--------------------------------------------------------------------------------


                                      LIBYA


                                 [map of Libya]


--------------------------------------------------------------------------------


     Let me add a few words about Libya. When the Reagan Administration imposed sanctions on Libya in 1986, Occidental left the country, but retained an interest in the assets we formerly operated. The Libyan government would like us to return, and we're prepared to do so when sanctions are lifted.

     I'm encouraged to see both the U.S. and Libyan governments engaged in constructive dialogue aimed at resolving their differences. I believe people on both sides are committed to normalizing relations. When that day arrives, Occidental is prepared to move quickly. This will be a good development for our shareholders, and also for the people of Libya and the US.

--------------------------------------------------------------------------------


                              DEVELOPMENT PROJECTS


                             [map of Horn Mountain]


     o   On schedule/under budget
         -   First production (Late 2002)
             o   Net production of 20,000 BOE/Day (2003)
             o   Net production of 22,000 BOE/Day (2005)

     o Gross reserves = 150 million BOE


--------------------------------------------------------------------------------


     In our U.S. oil and gas operations, the development of the Horn Mountain discovery in the deep water Gulf of Mexico is on schedule for start up later this year.

     We expect net production to increase from 20,000 BOE per day in 2003 to 22,000 BOE in 2005. Gross reserves are in the 150-million BOE range, with Oxy's share being one-third.

--------------------------------------------------------------------------------


                              DEVELOPMENT PROJECTS


                                [map of Ecuador]


--------------------------------------------------------------------------------


     In Latin America, construction of the OCP pipeline in Ecuador is underway and Occidental has begun development of the Eden-Yuturi oil field in the southeastern corner of Block 15. Occidental has been operating in Block 15 since the late 1980s.

     The startup of Eden-Yuturi is scheduled to coincide with the completion of the pipeline in mid-2003. Eden-Yuturi, together with other development work, will add net incremental production of 35,000 barrels of oil per day. Our current net production in Ecuador is averaging about 13,000 barrels per day.

--------------------------------------------------------------------------------


                              DEVELOPMENT PROJECTS


                                [map of Pakistan]


--------------------------------------------------------------------------------


     Occidental has been active in the Badin concession in Pakistan for 25 years. Post-September 11th events have had no impact on operations there. Our net production from Badin is currently averaging about 16,000 BOE per day. British Petroleum is the operator.

     As part of the Government of Pakistan's privatization program, Occidental and British Petroleum have submitted a 50-50 bid for the Governments share of Badin.

     If the bid is successful, it will increase our net share of production to more than 24,000 BOE per day.

     Now I'd like to look to the future, beginning with the production forecast for our major producing areas - starting with the U.S.

--------------------------------------------------------------------------------


                                 U.S. PRODUCTION

                                Thousand BOE/Day


       [the following is a tabular representation of graphical materials]

                         2001       2002       2003       2004       2005
                        ------     ------     ------     ------     ------
Permian                    161        163        167        172        175
California                 126        124        114        111        111
Hugoton                     27         27         26         25         24
Horn Mt.                     0          1         20         21         22
                        ------     ------     ------     ------     ------
Total                      314        315        327        329        332


--------------------------------------------------------------------------------


o I've already discussed our forecast for Permian which is shown in green. As you can see, we expect production this year to be flat with last year - followed by modest increases through 2005.

o Good technical work is yielding positive results in California, shown in red, with increasing liquids production at Elk Hills partially offsetting the effects of the decline in gas production. We see overall California production stabilizing in 2005 due to continuing development work in the Sacramento Valley and Kern Front.

o    We expect Hugoton to taper off slowly as shown in light blue.

o The net result is that we expect our U.S. base production from Permian, California and Hugoton to remain flat through 2005.

o Real U.S. production growth will come from the addition of new barrels at Horn Mountain which is shown at the top in dark blue.

--------------------------------------------------------------------------------


                             MIDDLE EAST PRODUCTION

                                Thousand BOE/Day


       [the following is a tabular representation of graphical materials]

                 2001       2002       2003       2004       2005
                ------     ------     ------     ------     ------
Qatar               43         45         53         64         73
Yemen               33         37         44         43         40
Oman                12         15         14         13         12
                ------     ------     ------     ------     ------
Total               88         97        111        120        125


--------------------------------------------------------------------------------


o As we shift to the Middle East, we see steady growth in Qatar which is shown in green. Our production will get a boost from the implementation of the waterflood and Phase 2 of the ISND re-development projects I mentioned earlier.

o Yemen, shown in red, will ramp up a bit next year and then begin to decline gradually.

o    The light blue area shows Oman entering a period of gradual decline.

o Overall, the Middle East shows steady growth from about 90,000 barrels per day in 2001 to 125,000 barrels in 2005.

o It's worth emphasizing that this forecast does not include any of the new projects we're currently pursuing in the region.

--------------------------------------------------------------------------------


                            LATIN AMERICAN PRODUCTION

                                Thousand BOE/Day


       [the following is a tabular representation of graphical materials]

                 2001       2002       2003       2004       2005
                ------     ------     ------     ------     ------
Colombia            18         15         20         20         20
Ecuador             13         15         26         46         50
                ------     ------     ------     ------     ------
Total               31         30         46         66         70


--------------------------------------------------------------------------------


o As we look to Latin America, our estimates for Colombia, shown in green, assume the government succeeds in keeping the pipeline operational 50 to 60 percent of the time.

o The red area shows our base production in Ecuador increasing this year by 2,000 barrels per day above the 2001 level. Significant growth will begin in 2003 with the mid-year start up of the Eden Yuturi field. Total production for Ecuador in 2005 is expected to be nearly three times higher than in 2001.

o Let's now combine these regional forecasts to see their impact on our total production worldwide.

--------------------------------------------------------------------------------


                          OIL & GAS PRODUCTION FORECAST

                                Thousand BOE/Day


       [the following is a tabular representation of graphical materials]

                         2001       2002       2003       2004       2005
                        ------     ------     ------     ------     ------
United States              314        315        327        329        332
Middle East                 88         97        111        120        125
Latin America               31         30         46         66         70
Other                       43         43         41         42         41
                        ------     ------     ------     ------     ------
Total                      476        485        525        557        568


--------------------------------------------------------------------------------


o What we see is U.S. production growing at a modest rate as shown in light blue.

o    Our Middle East production, shown in dark blue, will grow at a higher rate.

o Our production in Latin America, shown in red, also will increase significantly.

o The green area shows our "Other" production which is made up of Pakistan and Russia.

o This forecast is based on projects that are already part of our portfolio and assumes no new projects or exploration success. The 5 percent average annual growth rate shown here matches our average annual growth since 1997. This level of growth is significant in this business.

o If we're successful in capturing some of the new opportunities we're pursuing, they would be added on top of this base.

o The success of our restructuring program is not only reflected in our improved performance since 1997, but also has laid the foundation for future growth in profitability.

--------------------------------------------------------------------------------


                          TOTAL RETURN TO SHAREHOLDERS

                                      2001
                                  (Percentage)


       [the following is a tabular representation of graphical materials]

                         Company               Total
                         Trading             Return to
                         Symbol            Shareholders
                         -------           ------------
                           OXY                 13.8
                           MRO                 11.5
                           CVX                  9.3
                           P                    8.6
                           COC                  0.4
                           BP                   0.0
                           UCL                 (4.6)
                           XOM                 (7.5)
                           AHC                (13.0)
                           KMG                (15.6)
                           APC                (19.7)
                           APA                (21.2)
                           BR                 (24.6)


--------------------------------------------------------------------------------


     Now let's talk about the results of our strategy in terms of its impact on shareholders - beginning with total returns.

     In 2001, we led our competitors in total return to shareholders with a return of about 14-percent. The return is calculated by taking the difference between the closing stock prices at year-end 2000 and 2001, adding our annual dividend of one dollar per share and dividing the result by the 2000 closing price.

--------------------------------------------------------------------------------


                          TOTAL RETURN TO SHAREHOLDERS

                                3-Year Annualized
                                  (Percentage)


       [the following is a tabular representation of graphical materials]

                         Company               Total
                         Trading             Return to
                         Symbol            Shareholders
                         -------           ------------
                           APA                  30
                           OXY                  22
                           KMG                  17
                           P                    15
                           UCL                  10
                           AHC                   9
                           APC                   9
                           CVX                   6
                           COC                   5
                           XOM                   5
                           MRO                   3
                           BR                    3
                           BP                    2

* Conoco annualized since trading began on 7-15-99.


--------------------------------------------------------------------------------


     When we apply the same methodology for the period 1999 through 2001, our annualized total return was 22-percent - placing us second among our competitors.

     Another way investors keep score is comparing dividend yields.

--------------------------------------------------------------------------------


                              ANNUAL DIVIDEND YIELD

                          Based on 4/26/02 Stock Prices
                                  (Percentage)


       [the following is a tabular representation of graphical materials]

                         Company                Annual
                         Trading               Dividend
                         Symbol                 Yield
                         -------               --------
                           OXY                    3.5
                           CVX                    3.3
                           MRO                    3.2
                           KMG                    3.0
                           BP                     2.8
                           COC                    2.7
                           P                      2.4
                           XOM                    2.3
                           UCL                    2.2
                           AHC                    1.5
                           BR                     1.2
                           APA                    0.7
                           APC                    0.6


--------------------------------------------------------------------------------


     Based on the closing stock prices on April 26, our dividend yield of 3 1/2-percent was the highest among the oil companies. If you look at the entire S&P 500, you will find our yield ranks in the top 10 percent.

     It's also important to point out that, your investment in Occidental is less volatile as a result of the success of our strategy.

--------------------------------------------------------------------------------


                               REDUCED VOLATILITY

                     Interest Expense & Preferred Dividends
                                 as a Percent of
                                Operating Income

                    1998        1999        2000        2001
                    ----        ----        ----        ----

                     88%         59%         21%         18%


--------------------------------------------------------------------------------


     One way to illustrate this point is the decline of our interest expense and preferred dividends relative to our operating income. This table shows it took 88 percent of our operating income to cover our interest expense in 1998. By 2001, that coverage ratio dropped to 18 percent. The decline in that ratio reduces volatility and improves our financial flexibility.

     I've discussed a number of items this morning to demonstrate how our strategy is reflected in our performance and how we match up with our industry competitors. Let's look at all of this now from the broader perspective of the entire S&P 500 investment universe.

--------------------------------------------------------------------------------


                             THE BUSINESSWEEK FIFTY

                  "The Top Performing Companies of the S&P 500"

     o    Occidental Ranks in top 5% for second year in a row

          -    Performance Grades

               o    B Total Return (1 Year)
               o    A Total Return (3 Years)
               o    C Sales Growth (1 Year)
               o    A Sales Growth (3 Years)
               o    C Profit Growth (1 Year)
               o    A Profit Growth (3 Years)
               o    B Net Margin
               o    A Return on Equity


--------------------------------------------------------------------------------


     For the second consecutive year, Occidental is ranked among the top 5-percent of the S&P 500 companies by BusinessWeek based on performance.

     These rankings are based on composite performance grades for total return, sales growth, profit growth, net margin and return on equity. BusinessWeek divides the S&P 500 into 24 different industry groups and ranks the companies based on these performance measures. If a company ranks in the top 20 percent in a category, it receives grade of "A". BusinessWeek then takes a weighted average of all the performance grades to develop an overall ranking. We're especially pleased to have received high marks in the most important categories of total returns, profit growth and return on equity. The end result is that Occidental made the top 5 percent two years in a row.

--------------------------------------------------------------------------------


                             THE BUSINESSWEEK FIFTY

                  "The Top Performing Companies of the S&P 500"

                    2002 Rank                      2001 Rank
                    ---------                      ---------
             Phillips             17        Anadarko              2
             Occidental           21        Occidental            7
             Marathon             24        Apache                8
             Apache               41        Kerr-McGee            9
             Amerada              42        Amerada              18
                                            Phillips             22
                                            EOG                  24
                                            ChevTex              35
                                            ExxonMobil           44


--------------------------------------------------------------------------------


     Based on the methodology I just described, BusinessWeek again ranked Occidental second among the oil and gas companies. In 2001, 9 oil and gas companies ranked in the top 50, but only five made it in 2002.

--------------------------------------------------------------------------------


                           FORBES - AMERICA'S TOP 500

             Occidental selected as 1 of 20 "value stocks" based on
            beating sector averages in at least four of five ratios:

               o   Return on Equity        o   Price-to-Book
               o   Price-to-Sales          o   Price-to-Cash-Flow
                              o   Price-to-Earnings


--------------------------------------------------------------------------------


     In addition, in its April 15th issue, Forbes selected Occidental as one of the 20 most undervalued companies in the S&P 500. Occidental was the only large cap oil company Forbes selected as a "value stock". Forbes believes these stocks are undervalued on an absolute basis and relative to industry peers based on beating their sector averages in at least four of the five ratios listed here. Forbes calls these 20 companies "potential bargains."

--------------------------------------------------------------------------------


                              OCCIDENTAL'S OUTLOOK

     o    Occidental much stronger than in 1997
          -    Lowest debt in 20 years
          -    Highest reserves in company's history
          -    Production up by 21%
          -    Operations concentrated in large assets in three core areas
                U.S.     Middle East     Latin America
          -    Oil & gas production growth forecast exceeds 5% per year

     o    Occidental - an attractive investment opportunity
          -    Strong balance sheet
          -    Large, stable U.S. assets
          -    Favorable position in Middle East


--------------------------------------------------------------------------------


     In summary, Occidental is much stronger than in 1997 and our outlook has never been better.

     o    Our total debt is the lowest it's been in almost 20 years.

     o Our proven oil and gas reserves have grown 71-percent to the highest level in the company's history.

     o Our production has increased by 21-percent - and, as you've just seen, our production will continue to grow based on projects that are already a part of our portfolio.

     o Our operations are focused on three core geographic areas - the U.S., the Middle East and Latin America.

     o Our oil and gas production has grow by an average of 5-percent per year since 1997 and our forecast projects a continuation of 5-percent average annual growth through 2005.

     o Our strong balance sheet and large, stable U.S. assets and favorable position in the Middle East provide a solid platform to capture new growth opportunities.

     This combination of factors, when coupled with exciting new investment prospects, make Occidental an attractive investment opportunity.

--------------------------------------------------------------------------------


                        OCCIDENTAL PETROLEUM CORPORATION

     Statements in this presentation that contain words such as "will" or "expect", or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations, and supply/demand considerations, for oil, gas and chemicals; higher-than-expected costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements.


--------------------------------------------------------------------------------

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       OCCIDENTAL PETROLEUM CORPORATION
                                                 (Registrant)




DATE:    May 3, 2002          S. P. Dominick, Jr.
                              --------------------------------------------------
                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)